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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated September 18, 1998 (February 19, 1999 with respect to the discontinuance of operations discussed in Note C to the financial statements), accompanying the financial statements of Voxcom Holdings, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON L.L.P.

Dallas, Texas
July 23, 1999